UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2006

Federal Services Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Third Avenue, 33rd Floor
New York, New York		10022-4775
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (646) 403-9765

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

In a press release dated December 11, 2006, Federal Services Acquisition Corporation (“Federal Services”) announced that it has filed with the US Securities and Exchange Commission, and is commencing mailing of, definitive proxy materials for the Special Meeting of Stockholders at which the acquisition of Advanced Technology Systems, Inc. (“ATS”) will be voted upon.

As previously disclosed, the Board of Directors has set January 11, 2007 as the date for the Special Meeting of Stockholders at which stockholders will vote on, among other proposals, Federal Services’ proposed acquisition of ATS of McLean, VA.  The meeting will be held at 10:00AM at the offices of ATS.  Federal Services’ Board also fixed the close of business on December 11, 2006 as the record date for shareholders of the Company’s common stock to vote at the special meeting.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
Number	Description of Exhibit

99.1	Press Release dated December 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Services Acquisition Corporation
(Registrant)

Date: December 11, 2006	/s/ Joel R. Jacks
Joel R. Jacks
Chairman of the Board and
Chief Executive Officer